UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): December 1, 2023

VOLATO GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41104	86-2707040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1954 Airport Road, Suite 124
Chamblee, GA 30341
 (Address of principal executive offices) (zip code)

844-399-8998
 Registrant’s telephone number, including area code
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SOAR	NYSE American LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SOAR.WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Volato Group, Inc. (the “Company”) with the Securities and Exchange Commission on December 7, 2023 (the “Original Form 8-K”). The Original Form 8-K reported in Item 4.01 that the prior identified material weaknesses in internal controls over financial reporting were remediated, however the remediation was continuing.

This Amendment is being filed solely to supplement and amend the Original Form 8-K to disclose the status of such remediation. No other disclosure in the Original Form 8-K is amended by this Amendment.

Item 4.01.	Changes to Registrant’s Certifying Accountant.

The material weakness in internal controls over financial reporting related to allocation of an expense for directors and officers liability insurance, identified as having been remediated, as of the date of this Report, remained subject to remediation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLATO GROUP, INC.
Date: December 8, 2023
	By:	/s/ Mark Heinen
	Name:	Mark Heinen
	Title:	Chief Financial Officer